Media Contact: Cody McAlester cmcalester@bokf.com 918.295.0486 Stacy Kymes named BOK Financial Chief Operating Officer Move aligns company’s revenue-generating divisions under 24-year veteran TULSA, Okla., March 1, 2021 – BOK Financial has named Stacy Kymes Chief Operating Officer with responsibility for all revenue-generating divisions. Kymes, who has been with the company for almost 25 years, previously served as executive vice president over all specialized banking areas, including energy, commercial real estate, healthcare, treasury services and TransFund. In his new role, Kymes will assume leadership of the company’s Regional and Commercial banking division, led by Executive Vice President Norm Bagwell; the Consumer banking division, led by Executive Vice President Derek Martin; and the Wealth Management division, led by Executive Vice President Scott Grauer while maintaining his current responsibilities. “Stacy has excelled at every level of his career at BOKF since joining us in 1996. Naming him Chief Operating Officer confirms that success and will closely align our revenue-generating business lines,” said Steven Bradshaw, BOK Financial president and CEO. “It’s a very important role for Stacy and an important step for our company as we take leadership development and succession seriously within our executive team. I’m looking forward to working closely with Stacy as he moves into this new leadership role for our company.” Kymes has served in various roles within the company, including chief auditor, director of mergers and acquisitions and chief credit officer. Prior to joining the company, he was a senior auditor with KPMG US. He received his bachelor’s degree in business administration from Harding University in Searcy, Ark. He currently serves on the board of trustees for the Philbrook Museum of Art. * * * BOK Financial Corporation is a more than $47 billion regional financial services company headquartered in Tulsa, Okla. with more than $90 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., BOK Financial Private Wealth, and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.